Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233461on Form S-8 of our report dated August 14, 2020, relating to the financial statements of Ruhnn Holding Limited, appearing in this Annual Report on Form 20-F for the year ended March 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China
August 14, 2020